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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                                  T-NETIX, INC.

                            (A Colorado corporation)

                                      INTO

                                  T-NETIX, INC.

                            (A Delaware corporation)

         FIRST: T-NETIX, Inc., a corporation organized under the laws of the State of Colorado (the "Merging Corporation"), shall merge with and into its wholly-owned subsidiary, T-NETIX, Inc., a corporation organized under the laws of the State of Delaware (the "Surviving Corporation"), and the Surviving Corporation shall assume the liabilities and obligations of the Merging Corporation.

         SECOND: The presently issued and outstanding shares of capital stock of the Merging Corporation shall be converted on a one-for-one basis into shares of the capital stock, of the same class and series of the Surviving Corporation.

         THIRD: The presently issued and outstanding shares of the common stock, $0.01 par value, of the Surviving Corporation, issued to the Merging Corporation, shall be cancelled.

         FOURTH: The authorized capital of the Surviving Corporation shall remain unchanged following the merger.

         FIFTH: The Certificate of Incorporation of the Surviving Corporation, shall remain the Certificate of Incorporation of the Surviving Corporation.

         SIXTH: The by-laws of the Surviving Corporation shall remain the by-laws of the Surviving Corporation.

         SEVENTH: The directors and officers of the Surviving Corporation shall remain the directors and officers of the Surviving Corporation and shall serve until their successors are elected and have qualified.

         EIGHTH: The officers of each corporation party to the merger shall be and hereby are authorized to do all acts and things necessary and proper to effect the merger.


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         IN WITNESS WHEREOF, the undersigned have executed and delivered this
Plan of Merger as of the _______ day of _______________, 2001.


                                       T-NETIX, INC. (a Colorado corporation)


                                       By:
                                          --------------------------------------

Attest:



By:
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                                       T-NETIX, INC. (a Delaware corporation)


                                       By:
                                          --------------------------------------

Attest:



By:
   ---------------------------